EXHBIIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                          DEL MAR INCOME PARTNERS, LTD.

     Del Mar Income Partners, Ltd., a Maryland corporation, having its principal office in Baltimore, Maryland (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
                                   ARTICLE I.
                                  INCORPORATOR

     The undersigned, Robert M. Bearman, whose address is c/o Patton Boggs, LLP, 1660 Lincoln Street, Suite 1900, Denver, CO 80264-1901, being at least 18 years of age, does hereby act as an incorporator, under and by virtue of the Maryland General Corporation Law (hereinafter "MGCL") authorizing the formation of corporations and with the intention of forming a corporation.

                                  ARTICLE II.
                                      NAME

     The name of the corporation (which is hereinafter called the "Corporation") is:

                          Del Mar Income Partners, Ltd.

                                  ARTICLE III.
                                    PURPOSES

     The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Maryland (the "MGCL")

                                  ARTICLE IV.
                                PRINCIPAL OFFICE

     The present address of the principal office of the Corporation is:

                              300 E. Lombard Street
                                   Suite 1400
                            Baltimore, Maryland 21202

                                   ARTICLE V.
                                 RESIDENT AGENT

     The name and address of the resident agent of the Corporation in the State of Maryland is

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                         Corporation Trust Incorporated
                              300 E. Lombard Street
                                   Suite 1400
                            Baltimore, Maryland 21202

Said resident agent is a Maryland corporation.


                                  ARTICLE VI.
                                    DURATION

     The duration of the Corporation shall be perpetual.

                                  ARTICLE VII.
                                  CAPITAL STOCK

     A. The total number of shares of Capital Stock of all classes which the Corporation has authority to issue is 25,000,000 shares of Capital Stock, par value $.001 per share, amounting in aggregate par value to $25,000. All of such shares are initially classified as "Common Stock." The Board of Directors may, by adopting a resolution and filing articles supplementary with the State Department of Assessments and Taxation of Maryland, classify and reclassify any unissued shares of Capital Stock, whether now or hereafter authorized, by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of Capital Stock. All persons who acquire shares of Capital Stock or securities exercisable for or convertible into shares of Capital Stock shall acquire such shares subject to the provisions of the Charter (including Article XII) and Bylaws of the Corporation.


     B. The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

     1. Voting Rights

     Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of Capital Stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

     2. Dividends

     Subject to the provision of law and any preferences of any class of Capital Stock hereafter classified or reclassified, dividends, including dividends payable in shares of the Corporation's Capital Stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

     3. Liquidation Rights


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     In  the  event  of  any  liquidation,  dissolution  or  winding  up of  the
Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of Capital Stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of Capital stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

     4. General Nature of Capital Stock

     All Stock shall be personal property entitling the Shareholders only to those rights provided in these Articles of Incorporation, the MGCL or in the resolution creating any class or series of Shares. The Shareholders shall have no interest in the Corporation's property other than the beneficial interest in the Corporation conferred by their Capital Stock and shall have no right to compel any partition, division, dividend, or distribution of the Corporation or any of the Corporation's property. The death of a stockholder shall not terminate the Corporation or give his legal representative any rights against other Shareholders, the Directors, or the Corporation Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Corporation to reflect on its books the change in ownership of the Capital Stock. Holders of Capital Stock shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Corporation which the Corporation may at any time issue or sell.

     C. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of Capital Stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such Capital Stock into a class or classes of preferred stock, preference stock, special stock, or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

     1. The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall be come part of the authorized Capital Stock and be subject to classification and reclassification as provided in this subparagraph.

     2. Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of Capital Stock, and the status of any such dividends as cumulative, cumulative to a limited extent or noncumulative and as participating or nonparticipating.

     3. Whether or not shares of such class or series shall have voting rights in addition to any voting rights provided by law and, if so, the terms of such voting rights.


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     4. Whether or not shares of such class or series shall have  conversion  or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

     5. Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

     6. The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of Capital Stock.

     7. Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any Capital Stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

     8. Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter.

     D. For the purposes hereof and of any Articles Supplementary hereto providing for the classification or reclassification of any shares of Capital Stock or of any other Charter document of the Corporation (unless otherwise provided in any such Articles or document), any class or series of Capital Stock of the Corporation shall be deemed to rank:

     1. Prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

     2. On a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and


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     3.  Junior to  another  class or  series  either  as to  dividends  or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.


                                  ARTICLE VIII.
                                    DIRECTORS

     A. The number of directors of the Corporation shall be four, which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.

     B. The directors shall each serve a one-year term. A director elected by Shareholders shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     C. The names of the directors who will serve until the first annual meeting of Shareholders and until their successors are elected and qualify are as follows:

                                Stephen D. Replin
                                  Glen Zelkind
                              Stephan K. Tannenbaum
                                W. Russell Owens

     D. Subject to the rights of the holders of any class of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by the required vote of the Shareholders or the directors then in office. A director so chosen by the Shareholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of Shareholders, at which time the Shareholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

     E. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of such directors so elected in addition to the number of directors fixed as provided in paragraph A of this Article VIII or in the Bylaws. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of Shareholders.

     F. Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.


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                                  ARTICLE IX.
                                PREEMPTIVE RIGHTS

     No holder of any Capital Stock or any other securities of the Corporation, whether now or hereafter authorized, shall have a preemptive right to subscribe for or purchase any Capital Stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any Capital Stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of Capital Stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of Capital Stock or other securities at the time outstanding.

                                   ARTICLE X.
                                 INDEMNIFICATION

     A. Indemnification of Directors, Officers and Others. Subject to Section B of this ARTICLE X, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of the State of Maryland (or any similar provision or provisions of applicable law at the time in effect) so long as:

     1. The Directors, Advisors or Affiliates have determined in good faith, that the course of conduct which caused the loss or liability was in the best interest of the REIT.

     2. Such liability or loss was not the result of:

          a.   negligence  or  misconduct  by  the   Directors,   excluding  the
               Independent Directors, Advisors or Affiliates; or

          b.   gross  negligence  or  willful   misconduct  by  the  Independent
               Directors.

     3. Such indemnification or agreement to hold harmless is recoverable only out of REIT net assets and not from Shareholders.


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     B.  Indemnification  Of Officers,  Directors And Employees  Pursuant To The
Common Law Or Statutory Provisions Other Than The General Corporation Law Of The State Of Maryland. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint
venture,  trust  or  other  enterprise,   including  serving  as  trustee,  plan
administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the common law and by any statutory provision other than the General Corporation Law of the State of Maryland so long as:

     1. The Directors, Advisors or Affiliates have determined in good faith, that the course of conduct which caused the loss or liability was in the best interest of the REIT.

     2. Such liability or loss was not the result of:

          a.   negligence  or  misconduct  by  the   Directors,   excluding  the
               Independent Directors, Advisors or Affiliates; or

          b.   gross  negligence  or  willful   misconduct  by  the  Independent
               Directors.

          c. Such indemnification or agreement to hold harmless is recoverable only out of REIT net assets and not from Shareholders.

     C. Mandatory Advance Of Expenses. Reasonable expenses incurred in defending any action, suit or proceeding described in Section A or B of this Article X shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such advancement will only occur where:

     1. The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT.

     2. The legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

     3. The Directors, Advisors or Affiliates undertake to repay the advanced funds to the REIT, together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisors or Affiliates are found not to be entitled to indemnification.

     D. Payment Of Indemnified Claims. Reasonable amounts required to be paid in settlement or as a judgment in any action, suit or proceeding described in Section A or B of this Article X shall be paid by the corporation within 90 days of the receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article; provided however, that the corporation shall not be required to pay such amounts if a majority of the members of the Board of Directors vote to deny the request for indemnification within the 90 day period set forth in this Section D.


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     E. Rights Of Appeal.  In the event that the corporation  advances funds for indemnification pursuant to this Article, and, subsequently, indemnification pursuant to this Article is declared unenforceable by a court, or the corporation determines that the director, officer or employee on whose behalf the funds were advanced is not entitled to indemnification pursuant to this Article, then such director, officer or employee shall have the right to retain
the   indemnification   payments  until  all  appeals  of  the  court's  or  the
corporation's decision have been exhausted.

     F. Additional Indemnification. Without limiting the indemnification otherwise provided by this Article X, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation or a wholly owned subsidiary of the corporation, or is or was at any time since the inception of the corporation a trustee, plan administrator or other fiduciary of any employee benefit plan of the corporation or a wholly owned subsidiary of the corporation, shall be indemnified by the corporation against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, including an action or suit by or in the right of the corporation to procure a judgment in its favor, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, (ii) his conduct was not material to the matter giving rise to the proceeding and was not committed in bad faith or was the result of active and deliberate dishonesty, (iii) he did not actually receive an improper personal benefit in money, property or services, and (iv) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     G. Indemnification Not Exclusive. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     H. Insurance. By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board may deem appropriate, on behalf of any person who is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under applicable provisions of laws.

     I. Applicability; Effect. Any indemnification and advancement of expenses provided by or granted pursuant to this Article X shall be applicable to acts or omissions that occurred prior to the adoption of this Article X, shall continue as to any persons who ceased to be a director, officer, or employee of the corporation or a wholly owned subsidiary of the corporation, or was serving as or has since ceased to be a trustee, plan administrator or other fiduciary of any employee benefit plan of the corporation or a wholly owned subsidiary of the corporation, and shall inure to the benefit of the heirs, executors, and administrators of such person. The repeal or amendment of this Article X or any Section or provision hereof which would have the effect of limiting, qualifying or restricting any of the powers or rights of indemnification provided or permitted in this Article X shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person, or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment. All rights under this Article X shall be deemed to be provided by a contract between the corporation and each person covered hereby.


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     J. Limits to  Indemnification.  No Person shall be  indemnified by the REIT for any losses, liabilities or expenses arising from or our of an alleged violation of federal or state securities laws by such Person unless one or more of the following conditions are met:

     1. There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.

     2. Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee.

     3. A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the REIT were offered or sold as to indemnification for violations of securities laws.

     K. Savings Clause. If this Article X or any Section or provision hereof shall be invalidated by any court on any ground, then the corporation shall nevertheless indemnify each party otherwise entitled to indemnification hereunder to the fullest extent permitted by law or any applicable provision of this Article X that shall not have been invalidated.

                                  ARTICLE XI.
                               PERSONAL LIABILITY

     To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its Shareholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                                  ARTICLE XII.
          RESTRICTION ON TRANSFER, ACQUISITION AND REDEMPTION OF SHARES

          A.   Definitions

     For the purpose of this Article XII, the following terms shall have the following meanings:


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     Aggregate Stock Ownership Limit. The term "Aggregate Stock Ownership Limit"
shall mean not more than 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

     Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section (C)(6), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each Sections 170(b)(1)(A) (without regard to clauses (vii) or (viii) thereof), 2055 and 2522 of the Code, provided selecting such beneficiary or beneficiaries would not violate Section (B)(1)(a) hereof.

     Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Common Stock Ownership Limit. The term "Common Stock Ownership Limit" shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

     Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

     Excepted Holder. The term "Excepted Holder" shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the Board of Directors pursuant to Section (B)(7).

     Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section (B)(7), and subject to adjustment pursuant to Section (B)(8), the percentage limit established by the Board of Directors pursuant to Section (B)(7).

     Initial Date. The term "Initial Date" shall mean the date upon which the Corporation shall close its initial issuance of shares of Capital Stock to investors for an aggregate amount of gross proceeds of at least $500,000.

     Market Price. The term "Market Price" on any date shall mean, during the offering, the price per share of Capital Stock and thereafter, until the shares of Capital Stock are listed for trading on an exchange or market, a price determined on the basis of the quarterly valuation of the Corporation's assets. Upon listing the shares of Capital Stock, market price shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such ten (10)-day period for which Closing Prices are available).

     Person. The term "Person" shall mean an individual, corporation, joint venture, limited liability company, unincorporated organization, partnership, estate, state or political subdivision thereof, government agency, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, but does not include an underwriter participating in an offering of Common Stock, Preferred Stock, and/or convertible securities of the Corporation, provided that the ownership of such Common Stock, Preferred Stock and/or convertible securities by such Underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code and would not otherwise result in the Corporation's failure to qualify as a REIT.

     Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section
(B)(1), would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

     REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

     Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

     Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option or warrant (or any disposition of any option or warrant), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

     Trust.  The term  "Trust"  shall  mean any trust  provided  for in  Section
(C)(1).

     Trustee. The term "Trustee" shall mean the Person unaffiliated with the Corporation, a Prohibited Owner and any Charitable Beneficiary, that is appointed by the Corporation to serve as trustee of the Trust, and any successor or trustee appointed by the Trustee.

     Underwriter. The term "Underwriter" shall mean a securities firm or other similar entity only in its capacity as a party of an underwriting agreement with the Corporation entered into with the intent of such firm or other entity acquiring securities of the Corporation for resale.

     B. Capital Stock

     1. Ownership Limitations

     Subject to Section (B)(10), during the period commencing on the Initial Date and prior to the Restriction Termination Date:

          a. Basic Restrictions

               i. No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

               ii. No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of
                    Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

               iii. Any Transfer of shares of Capital  Stock that, if effective, would result in any person Beneficially Owning or Constructively Owning any shares of Capital Stock in violation of Section (B)(1)(a)(i) or Section (B)(1)(a)(ii) shall be null and void ab initio, and the purported transferee or purported owner shall acquire no rights to, or economic interest in, any Capital Stock held in violation of these restrictions.

               iv. Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be null and void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

          b. Transfer in Trust. If, notwithstanding the other provisions contained in this Article XII, there is a purported Transfer, change in capital structure or other event such that any person would Beneficially Own or Constructively Own Shares of Capital Stock in violation of Section (B)(1)(a)(i) or Section
               (B)(1)(a)(ii), or if effective, any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section (B)(1)(a)(i) or (ii),

               i.   then  that  number  of  shares  of  the  Capital  Stock  the
                    Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section (B)(1)(a)(i) or
                    (ii) (rounded to the nearest whole shares) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section (C), effective on the close of business on the Business Day prior to the date of such Transfer or other event, and such Person shall acquire no rights in such shares; and

               ii. upon the transfer of a share of Capital Stock to the Trust described in clause (i) of this subsection (B)(1)(b), such share shall have such voting, dividend, liquidation and other rights, and shall be subject to such terms and limitations, as set forth in Section (C) of this Article XII.

     2. Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section
(B)(1) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section (B)(1) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any transfers or attempted Transfers or other events in violation of Section (B)(1) shall be null and void and shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.


     3. Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section (B)(1)(a), or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section (B)(1)(b) shall immediately give written notice to the Corporation of such event, or in the case of such proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.


     4. Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

               a. every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and ensure compliance with the Aggregate Stock Ownership Limit.

               b. each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

     5. Remedies Not Limited. Nothing contained in this Section (B) shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Shareholders in preserving the Corporation's status as a REIT and to ensure compliance with Section (B)(1)(a).

     6. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section (B), Section (C), or any definition contained in Section (A), the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section (B) or Section (C) with respect to any situation based on the facts known to it. In the event Section (B) or (C) requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections (A), (B), or (C).

     7. Exceptions.

          a. Subject to Section (B)(1)(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person, if:

               i. the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such shares of Capital Stock will violate Section (B)(1)(a)(ii);

               ii. such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

               iii. such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections
                    (B)(1) through (B)(6)) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections (B)(1)(b) and (C).

          b. Prior to granting any exception pursuant to Section (B)(7)(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

          c. The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and understandings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

     8. Increase in Aggregate Stock Ownership and Common Stock Ownership Limits. The Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit; provided, however, that:

          a. Any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately);

          b. Neither ownership limitation may be increased if, after giving effect to such increase, five Persons could Beneficially Own or Constructively Own, in the aggregate, more than 50.0% in value of the shares of Capital Stock then outstanding; and

          c. Prior to the modification of either of the ownership limitations, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

     9. Legend. Each certificate for shares of Capital Stock or securities exercisable or exchangeable for or convertible into shares of Capital Stock shall bear the following legend:

     The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code").

     Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. Attempted transfers of ownership in violation of these restrictions shall be null and void ab initio. In addition, if any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby may be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

     10. Settlements Permitted. Nothing contained in this Article XII or in any provision hereof shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. Although settlement of any transaction is permitted, any transferee in such transaction shall be subject to all the provisions and limitations set forth in this Article XII.


     C. Transfer of Capital Stock in Trust

     1. Ownership in Trust. Upon any purported Transfer or other event described in Section (B)(1)(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section (B)(1)(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Prohibited Owner and any Charitable Beneficiary. Each Charitable Beneficiary shall be designated by the Trustee as provided in Section (C)(6).

     2. Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

     3. Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion)
(i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. Notwithstanding the provisions of this Article XII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.


     4. Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section (B)(1)(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section (C)(4). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section (C)(4), such excess shall be paid to the Trustee upon demand.

     5. Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of
(i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section (C)(4). Upon such sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

     6. Designation of Charitable Beneficiaries. The Trustee shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section (B)(1)(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in
Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (without regard to clauses (vii) or (viii) thereof), 2055 and 2522 of the Code.

                                 ARTICLE XIII.
                               DIRECTOR DISCRETION

     With respect to any proposed merger, acquisition, business combination or other similar transaction or proposal, a director of the Corporation, in determining what is in the best interests of the Corporation, shall consider the interest of the Shareholders of the Corporation and, in his or her discretion, may consider (i) the interests of the Corporation's employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests and (iv) the long-term as well as short-term interests of the Corporation and its Shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation. Pursuant to this provision, the Board of Directors may consider numerous judgmental or subjective factors affecting a proposal, including certain nonfinancial matters, and on the basis of these considerations may oppose a business combination or other transaction which, as an exclusively financial matter, might be attractive to some, or a majority, of the Corporation's Shareholders.

                                  ARTICLE XIV.
                                  MAJORITY VOTE

     Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of Capital Stock or of the total number of shares of any class of Capital Stock, such action shall be valid and effective if authorized by the affirmative vote of the majority of votes entitled to be cast at the meeting.

                                  ARTICLE XV.
                                 SHARE ISSUANCE

     The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its Capital Stock of any class, whether now or hereafter authorized, or securities exercisable or exchangeable for or convertible into shares of its Capital Stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the Shareholders.

                                  ARTICLE XVI.
                               CHARTER AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise, by a majority of the directors' adopting a resolution setting forth the proposed change, declaring its advisability, and either calling a special meeting of the Shareholders entitled to vote on the proposed change, or directing the proposed change to be considered at the next annual Shareholders meeting. Unless otherwise provided herein, the proposed change will be effective only if it is adopted upon the affirmative vote of the holders of not less than a majority of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class).

                                 ARTICLE XVII.
                                DIRECTORS' POWERS

     The enumeration and definition of particular powers of the Board of Directors included in the foregoing Articles shall in no way be limited or restricted by reference to or inference from the terms of any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

     The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in Capital Stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefore, at such times and to the Shareholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of Shareholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors. For any stockholder proposal to be presented in connection with an annual meeting of Shareholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the Shareholders must have given timely written notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the Bylaws. Stockholder proposals to be presented in connection with a special meeting of Shareholders will be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the Bylaws.

                                 ARTICLE XVIII.
                                   DEFINITIONS

     The following terms shall have the meanings provided below when used in the
Charter:

     Board of Directors. The term "Board of Directors" shall mean the board of directors of the Corporation, as it may be constituted from time to time.

     Bylaws. The term "Bylaws" shall mean the Corporation's bylaws adopted by the Board of Directors, as they may be amended from time to time.

     Capital Stock. The term "Capital Stock" shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

     Charter. The term "Charter" shall mean the charter of the Corporation, as that term is defined in the MGCL.

     Corporation. The term "Corporation" shall mean the corporation formed by these Articles of Incorporation, as they may be amended from time to time.

     MGCL. The term "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time.

     IN  WITNESS  WHEREOF,  the  undersigned  incorporator  of  Del  Mar  Income
Partners,   Ltd.  has  signed  the  foregoing   Articles  of  Incorporation  and
acknowledges such Articles to be his act.

     Dated this 29th day of October, 2003.



                                                -------------------------------
                                                Robert M. Bearman, Incorporator

                                                                           DRAFT



                          DEL MAR INCOME PARTNERS, LTD.

                              ARTICLES OF AMENDMENT

                          TO ARTICLES OF INCORPORATION

     Del Mar Income Partners, Ltd., a corporation organized and existing under the laws of the State of Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     First: The charter of the Corporation, is hereby amended by deleting the definition of "Initial Date" in ARTICLE XII Section A in its entirety and adding a new definition thereto to read as follows:

                                   Article XII

    Initial Date. The term "Initial Date" shall mean the date upon which the Corporation shall close its initial issuance of shares of Capital Stock to investors for an aggregate amount of gross proceeds of at least $2,300,000.

     Second: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law."

     Third: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's shares of capital stock were not changed by the amendment to the charter.

     Fourth: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury."

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this __ day of August, 2004.

ATTEST:



By:                                           By:
     ---------------------------------              ----------------------------
     Wanda E. Wages                                 Stephen D. Replin
     Secretary                                      President